Exhibit 10.3

VOTING AGREEMENT

This Voting Agreement (this “Voting Agreement”) is being delivered to you in connection with an understanding by and between LogicMark, Inc., a Nevada corporation (the “Company”), and the person or persons named on the signature pages attached hereto.

Reference is hereby made to the Securities Purchase Agreement (the “SPA”) dated July 28, 2026, by and between you and the Company relating to the purchase of 250,000 shares of Series J Convertible Preferred Stock of the Company, $0.0001 par value per share (the “Preferred Stock”) by you (the “Holder”).

The Holder agrees to vote all shares of Preferred Stock it beneficially owns on and after July 28, 2026 with respect to all of the proposals presented by the Company to the stockholders of the Company at the Company’s next meeting of its stockholders, including at every adjournment or postponement thereof, or any subsequent meeting of its stockholders duly called for the same or similar purposes, in favor of such proposal or proposals that are recommended by the Company’s board of directors.

The Company acknowledges and agrees that, upon the filing of the Current Reports (as defined in the SPA) on Form 8-K pursuant to Section 4.9 of the SPA, any and all confidentiality or similar obligations under any agreement, if any, whether written or oral, between the Company or any of its officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, with respect to this Voting Agreement and the transactions contemplated hereby shall terminate. Notwithstanding anything contained in this Voting Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that, upon the filing of a Current Report on Form 8-K pursuant to Section 4.9 of the SPA, the Holder shall not have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder), any duty of confidentiality with respect to, or a duty to the Company not to trade on the basis of, any material, non-public information regarding the Company.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Voting Agreement must be in writing and shall be delivered to the Holder at the e-mail address or facsimile number on the signature page hereto.

This Voting Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Voting Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Voting Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Voting Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Voting Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Voting Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Voting Agreement, the other party or parties hereto will not have an adequate remedy at law for money damages in the event that this Voting Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The parties hereto have executed this Voting Agreement as of the date first set forth above.

LOGICMARK, INC.

By:	/s/ Mark Archer
	Name:	Mark Archer
	Title:	Chief Financial Officer

The parties hereto have executed this Voting Agreement as of the date first set forth above.

WHITE LION CAPITAL LLC

By:	/s/ Sam Yaffa
	Name:	Sam Yaffa
	Title:	Managing Director